                                                                    EXHIBIT 99.1

                       CLEAR CHANNEL COMMUNICATIONS, INC.

                                     [LOGO]

                    $56 BILLION MERGER BETWEEN CLEAR CHANNEL
               COMMUNICATIONS AND AMFM INC. TO CREATE THE WORLD'S
                        LARGEST OUT-OF-HOME MEDIA COMPANY

SAN ANTONIO and DALLAS, Texas - October 4, 1999 - Clear Channel Communications, Inc. (NYSE: CCU) and AMFM Inc. (NYSE: AFM) today announced that they have entered into a definitive merger agreement to create the world's largest out-of-home media entity. After anticipated divestitures required to gain regulatory approval, the combined company will have operations in 32 countries including approximately 830 radio stations and more than 425,000 outdoor displays as well as 19 television stations and significant equity interests in other leading radio broadcasting and outdoor advertising entities.

Pursuant to the Telecommunications Act of 1996 and other regulatory guidelines, it is expected that collectively Clear Channel and AMFM may divest approximately 125 radio stations to secure regulatory approval for the merger. The station sales resulting from the merger should serve the public interest by increasing the diversity and ownership of radio broadcasting properties.

The proposed merger-of-equals values AMFM at $23.5 billion, including the assumption of approximately $6.1 billion of AMFM debt. The combined entity will be called Clear Channel Communications. Lowry Mays will remain Chairman and CEO and Thomas O. Hicks, currently the Chairman and Chief Executive Officer of AMFM Inc., will serve as Vice Chairman of the combined entity. Mark Mays will continue to serve as Clear Channel's President and Chief Operating Officer, and Randall Mays as Executive Vice President and Chief Financial Officer. The Board of Directors of the new company will consist of the current eight members of the Clear Channel Board and five members of the AMFM Board to be designated by AMFM.

Lowry Mays said, "This merger creates the world's pre-eminent out-of-home media enterprise focused on the fast-growing radio and outdoor advertising sectors. Over the past several years Clear Channel has successfully focused on the out-of-home opportunity because of its compelling fundamentals, driven by an increasingly mobile society that spends more time driving, listening to the radio and viewing outdoor displays. As a result of this growing trend

                                     -more-

CLEAR CHANNEL COMMUNICATIONS/AMFM INC., 10/4/99                           page 2


and a recognition of the high degree of cost-effectiveness it makes possible, advertisers have increasingly relied on out-of-home media to reach consumers. By combining Clear Channel's broad portfolio of out-of-home assets with AMFM's leading portfolio of well-clustered, well-managed, highly rated and geographically diversified radio operations, including a significant major market presence, we will not only be the undisputed industry leader, but will have the financial, programming, management and distribution resources to best serve the needs of this exciting, growing, global marketplace."

Tom Hicks said, "Clear Channel is the model of success in out-of-home media, and Lowry, Mark and Randall Mays have adeptly driven the company's growth through a combination of vision, superior operating results and financially astute, strategically sound acquisitions. These efforts have attracted a tremendous level of deserved respect from its partners, as well as from the advertising and financial communities. Combining the Clear Channel and AMFM assets will create significant operating and financial value through an entity with world-class operating management and local programming, content and branding spanning 32 countries. We are delighted to bring such an attractive transaction to our shareholders as it underscores our commitment to growth, our employees, our advertisers and the consumer marketplace which embraces out-of-home media for its local content, accessibility and low-cost, high-entertainment value. We are even more delighted that as a stock-for-stock transaction, our shareholders will be able to participate fully in what we believe is the tremendous upside potential of the combined enterprise."

Under the terms of the agreement, AMFM shareholders will receive 0.94 shares of Clear Channel Communications Inc. common stock, on a fixed exchange basis, for each share of AMFM Inc. held on the record date of the transaction (expected to be set for the second half of 2000). After giving effect to the transaction, which is expected to be a tax-free exchange, Clear Channel Communications will have approximately 582 million fully diluted common shares, with current AMFM shareholders owning approximately 37% and current Clear Channel Communications shareholders owning approximately 63% of the combined enterprise.

CLEAR CHANNEL/AMFM COMBINED ASSETS

The combined entity will become the world's premier out-of-home media company reaching local, national and international consumers through a complementary portfolio of radio stations, radio broadcast networks, outdoor advertising displays and television stations located in 32 countries. Subject to actions taken to obtain regulatory clearances (it is expected that approximately 125 radio stations will be divested to comply with ownership limits), the merged company will include:

o    830 radio stations in 187 U.S. markets after anticipated divestitures;


                                     -more-

CLEAR CHANNEL COMMUNICATIONS/AMFM INC., 10/4/99                           page 3


o Equity interests in over 240 radio stations internationally primarily in Australia, New Zealand, Mexico, Norway, England and the Czech Republic;

o 425,000 outdoor displays. Clear Channel provides outdoor advertising services in over 35 domestic markets and 29 international markets;

o 19 television stations which are affiliated with various television networks, including FOX, UPN, ABC, NBC and CBS; and

o Katz Media, the only full-service media representation firm in the United States serving multiple types of electronic media.

Mr. Mays concluded, "I look forward to working with Tom Hicks and AMFM's great radio operating team led by Jim de Castro as well as Randy Michaels and their teams, in extending Clear Channel's unsurpassed record of growth for the benefit of our shareholders, advertisers, audiences and employees. We also believe the merger and the divestiture of certain stations may create new acquisition opportunities for minority-owned broadcasting entities, a sector that the Clear Channel organization is committed to supporting."

The merger has been approved by the Boards of Directors of both AMFM Inc. and Clear Channel Communications, Inc. The transaction is expected to be consummated in the second half of 2000, subject to a vote by stockholders of both companies, FCC and other regulatory approvals (including expiration of the applicable Hart-Scott-Rodino waiting period) and other customary closing conditions. Hicks, Muse, Tate & Furst Incorporated and its affiliates, AMFM's largest shareholders with approximately 27% of AMFM's outstanding shares, and Lowry Mays who holds approximately 9% of Clear Channel's outstanding shares, have indicated they will vote in favor of the transaction.

Salomon Smith Barney acted as financial advisor to Clear Channel and Morgan Stanley Dean Witter & Co., Greenhill & Company, Deutsche Banc Alex Brown and Chase Securities, Inc. served as financial advisors to AMFM.

ABOUT CLEAR CHANNEL COMMUNICATIONS

Clear Channel Communications, Inc. (http://www.clearchannel.com/) is a global leader in the out-of-home advertising industry with radio and television stations and outdoor displays in 32 countries around the world. Including announced transactions, Clear Channel operates 512 radio and 19 television stations in the United States and has equity interests in over 240 radio stations internationally. Clear Channel also operates more than 425,000 outdoor advertising displays.

                                     -more-

CLEAR CHANNEL COMMUNICATIONS/AMFM INC., 10/4/99                           page 4


ABOUT AMFM INC.

AMFM Inc., the nation's largest radio broadcasting entity, consists of the AMFM Radio Group, including the AMFM Radio Networks and the Chancellor Marketing Group, and the AMFM New Media Group, including Katz Media and AMFM's Internet operations. Reflecting announced transactions, AMFM Radio Group with approximately 443 stations in 100 markets reaches a weekly listener base of 64 million people. The AMFM Radio Networks offers syndicated programming nationwide. Chancellor Marketing Group is a full-service sales promotion firm developing integrated marketing programs for Fortune 1000 companies. AMFM's Katz Media is the only full-service media representation firm in the United States serving multiple types of electronic media. AMFM's Internet operations focus on developing AMFM's e-commerce web sites, streaming online broadcasts of AMFM's on-air programming and other media, and promoting emerging Internet and new media concerns.

AMFM Inc. was formed in January 1994 with the acquisition of two radio stations in Sacramento, California by Hicks, Muse, Tate & Furst Incorporated. Upon completion of the proposed merger between AMFM and Clear Channel, Hicks, Muse, Tate & Furst Incorporated and its affiliates will own approximately 10% of Clear Channel Communications and will be the Company's largest shareholder.

CONTACT:

Randall Mays                               D. Geoffrey Armstrong
Chief Financial Officer                    Chief Financial Officer
Clear Channel Communications Inc.          AMFM Inc.
210/822-2828                               214/922-8700

                                           Joseph N. Jaffoni
                                           Stewart A. Lewack
                                           Jaffoni & Collins Incorporated
                                           212/835-8500; afm@jcir.com

This news announcement contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Key risks are described in Clear Channel's and AMFM's reports filed with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the broadcasting industry generally, the ability of Clear Channel and AMFM to consummate a merger and successfully integrate operations and, accordingly, the Company's actual performance and results may vary from those stated herein and Clear Channel and AMFM undertake no obligation to update the information contained herein.

                                      # # #